Exhibit 99.2
Kona Brewing Company, Inc.
and Subsidiaries
Consolidated Financial Statements (Unaudited)
June 30, 2010

Kona Brewing Company, Inc. and Subsidiaries
Index
June 30, 2010

Page(s)

Consolidated Financial Statements

Balance Sheets June 30, 2010 and December 31, 2009	1

Statements of Operations for the Six Months Ended June 30, 2010 and 2009	2

Statements of Stockholders’ Equity for the Six Months Ended June 30, 2010 and 2009	3

Statements of Cash Flows for the Six Months Ended June 30, 2010 and 2009	4

Notes to Financial Statements	5-13

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2010 and December 31, 2009

	(unaudited)
	June 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$1,515,665	$1,001,209
Accounts receivable (less allowance for doubtful accounts of $49,638 at June 30, 2010 and December 31, 2009)	3,537,513	2,425,245
Inventory	714,693	877,520
Prepaid expenses	195,780	110,304
Marketable securities available-for-sale	774,802	404,234
Refundable income taxes	73,160	—
Deferred income taxes	—	59,800
Other current assets	82,137	19,724

Total current assets	6,893,750	4,898,036

Property and equipment, net	3,130,878	2,272,337
Intangible assets, net	26,262	30,837
Deferred income taxes	94,900	68,100

Total assets	$10,145,790	$7,269,310

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,613,926	$2,185,668
Accrued salaries and wages	720,343	809,731
Other accrued expenses	1,561,520	333,242
Deposits on kegs	74,340	214,462
Income taxes payable	—	165,644
Deferred income taxes	307,800	—
Deferred rent	7,569	7,569
Capital lease obligation	11,088	11,603

Total current liabilities	5,296,586	3,727,919

Notes payable	1,068,384	284,902
Deferred rent	13,246	17,030
Capital lease obligation	24,339	29,556

Total liabilities	6,402,555	4,059,407

Stockholders’ equity
Common stock, $1 par value — 250,000 shares authorized; 2,500 shares issued and outstanding	2,500	2,500
Additional paid-in capital	1,697,119	1,697,119
Retained earnings	1,222,336	934,853
Accumulated other comprehensive income	386,069	157,159
Noncontrolling interest in subsidiary	435,211	418,272

Total stockholders’ equity	3,743,235	3,209,903

Total liabilities and stockholders’ equity	$10,145,790	$7,269,310

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
Six Months Ended June 30, 2010 and 2009

	June 30,
	2010	2009
Net sales	$13,382,953	$12,649,353
Cost of operations	8,927,361	8,360,911

Gross profit	4,455,592	4,288,442

General and administrative expenses	3,081,866	2,771,163
Sales and marketing expenses	613,505	487,963
Depreciation and amortization	182,072	189,733

Total operating expenses	3,877,443	3,448,859

Operating profit	578,149	839,583

Interest and other income	3,125	5,425
Interest expense	(21,233)	(19,871)

Income before income taxes	560,041	825,137
Income tax provision	235,158	227,522

Net income	324,883	597,615
Less: Net income attributable to noncontrolling interest	37,400	123,600

Net income attributable to Kona Brewing Company, Inc.	$287,483	$474,015

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity (Unaudited)
Six Months Ended June 30, 2010 and 2009

	Kona Brewing Co., Inc. Stockholders
				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive	Noncontrolling
	Stock	Capital	Earnings	Income	Interest	Total

Balance, January 1, 2009	$2,500	$1,697,119	$318,439	$32,299	$276,976	$2,327,333

Distribution of capital	—	—	—	—	(4,853)	(4,853)

Comprehensive income
Net income	—	—	474,015	—	123,600	597,615
Unrealized holding gain on securities, net of tax	—	—	—	87,404	—	87,404

Comprehensive income						685,019

Balance, June 30, 2009	$2,500	$1,697,119	$792,454	$119,703	$395,723	$3,007,499

Balance, January 1, 2010	$2,500	$1,697,119	$934,853	$157,159	$418,272	$3,209,903

Distribution of capital	—	—	—	—	(20,461)	(20,461)

Comprehensive income
Net income	—	—	287,483	—	37,400	324,883
Unrealized holding gain on securities, net of tax	—	—	—	228,910	—	228,910

Comprehensive income						553,793

Balance, June 30, 2010	$2,500	$1,697,119	$1,222,336	$386,069	$435,211	$3,743,235

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
Six Months Ended June 30, 2010 and 2009

	June 30,
	2010	2009
Cash flows from operating activities
Net income	$324,883	$597,615
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	182,072	189,733
Deferred income taxes	199,143	(27,479)
Deferred rent	(3,784)	(18,264)
Changes in
Accounts receivable	(1,112,268)	(1,126,405)
Inventory	162,827	281,311
Prepaid expenses	(85,476)	28,467
Other assets	(62,413)	(2,453)
Accounts payable	428,258	32,256
Accrued salaries and wages	(89,388)	(21,081)
Other accrued expenses	1,228,278	780,770
Deposits on kegs	(140,122)	5,370
Refundable income taxes / income taxes payable	(238,804)	355,532

Net cash provided by operating activities	793,206	1,075,372

Cash flows from investing activities
Additions to property and equipment	(1,036,039)	(18,448)
Acquisition of intangible assets	—	(10,437)

Net cash used in investing activities	(1,036,039)	(28,885)

Cash flows from financing activities
Proceeds from note payable	783,482	—
Payments on notes payable	—	(246,428)
Noncontrolling interest	(20,461)	(4,853)
Payments on capital leases	(5,732)	(3,123)

Net cash provided by (used in) financing activities	757,289	(254,404)

Net increase in cash and cash equivalents	514,456	792,083
Cash and cash equivalents
Beginning of period	1,001,209	779,394

End of period	$1,515,665	$1,571,477

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
1.	Summary of Significant Accounting Policies and Practices

Description of Business

Kona Brewing Company, Inc. and Subsidiaries (the “Company”) is principally engaged in the operation of two pubs, one on the island of Hawaii and the other on the island of Oahu. The Company also distributes craft beer in Japan and Taiwan. Kona Brewery LLC (“KB LLC”), an 80%-owned subsidiary, is primarily engaged in the brewing and distribution of craft beer throughout the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary Kona Brew Enterprises LLC (“KBE”), and 80%-owned subsidiary KB LLC. Craft Brewers Alliance, Inc. (“CBAI”) holds the remaining 20% noncontrolling ownership interest in KB LLC.

All significant intercompany balances and transactions have been eliminated. Non-controlling interests are included as a separate component of stockholders’ equity in the consolidated balance sheets.

Concentrations of Risk

Financial instruments that potentially expose the Company to credit risk consist principally of cash and accounts receivables. The Company maintains its cash with a financial institution in the State of Hawaii. The aggregate balance is insured by federal agencies up to $250,000. Amounts on deposit typically exceed federally insured limits.

The Company extends credit to customers in the ordinary course of business. CBAI accounted for approximately 90% of gross accounts receivable at June 30, 2010 and December 31, 2009. CBAI also accounted for 64% of the Company’s net sales for the six months ended June 30, 2010 and 2009. No other customer exceeded 10% of the Company’s gross accounts receivable balance or net sales as of or for the six months ended June 30, 2010 and 2009.

Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivables are recorded at the amounts due from customers. Generally, accounts past due by more than 30 days are considered delinquent. The allowance for doubtful accounts represents management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company estimated the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and the customer’s ability to pay. However, because of the uncertainties inherent in assessing the collectibility of receivables, it is at least reasonably possible that there will be near-term changes in management’s estimate due to actual losses and other factors.

Inventories

Inventories, comprised of raw materials, work in process, finished goods, and other inventory items are stated at the lower of cost or market. Beer cost is determined using the standard cost method which approximates the first-in, first-out method. For materials produced in the Hawaii brewery, the cost elements of items included in work in process and finished goods include raw materials only, with direct labor recorded as a period cost. Materials produced under the alternating proprietorship agreement with CBAI are valued at their fully-loaded cost. All recorded inventory quantities are adjusted based on the results of periodic physical inventory counts.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
Marketable Securities
The Company considers its investment in the common stock of CBAI to be available-for-sale. The investment is carried at fair value based on quoted market prices, with unrealized gains and losses reported in accumulated other comprehensive income, a separate component of stockholders’ equity, net of related income taxes.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Major renewals and improvements are capitalized. Replacements, maintenance and repairs which do not improve or extend asset lives are charged to expense as incurred. Gains or losses from property and equipment disposals are included in other income (expense).
Depreciation of buildings, machinery and other equipment is provided on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements and assets acquired under capital leases are amortized over the shorter of the asset’s useful life or the lease term.
Estimated useful lives of buildings, machinery, and other equipment used to depreciate various asset categories are as follows:

Buildings	25 years
Computer and related office equipment	3 years
Other equipment	5 years
Impairment of Long-Lived Assets
Management reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is deemed not recoverable if it exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount of an asset is deemed not recoverable, an impairment loss is recognized to the extent the carrying amount of the asset exceeds its estimated fair value.
Intangible Assets
Intangible assets with finite useful lives are amortized over the period which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. Intangible assets maintained by the Company as of June 30, 2010 and December 31, 2009 were comprised of design costs for merchandise and other items used in the Company’s operations.
Deposits on Kegs
The Company distributes its draft beer in kegs that are owned by the Company as well as in kegs that have been leased from third parties. Kegs that are owned by the Company are reflected in the Company’s consolidated balance sheet at cost and are depreciated over their estimated useful lives. When draft beer is shipped to the wholesaler, regardless of whether the keg is owned or leased, the Company collects a refundable deposit, presented as a current liability (refundable keg deposits) in the Company’s consolidated balance sheets. Upon return of the keg to the Company, the deposit is refunded to the wholesaler.
The Company has experienced some loss of kegs and anticipates that some loss will occur in future periods due to the significant volume of kegs handled, the homogeneous nature of kegs owned by most brewers, and the relatively small deposit collected for each keg when compared with its market value. The Company believes that this is an industry-wide problem and the

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
Company’s loss experience is not atypical. In order to estimate forfeited deposits attributable to lost kegs, the Company periodically uses internal records, records maintained by other third party vendors, and historical information to estimate the physical count of kegs held by others. These estimates affect the amount recorded as equipment and refundable deposits as of the date of the financial statements. The actual liability for refundable deposits could differ from these estimates.
Deferred Rent
Rental expense on operating leases is recognized on a straight-line basis over the respective lease terms, with the difference between rental expense recognized for financial statement purposes and the actual amounts paid recorded as a deferred rent liability.
Revenue Recognition
The Company recognizes revenue from the sale of its bottle and keg beer products when the associated products are shipped to customers. The Company also earns revenue via retail sales at its two pubs and franchise revenues associated with a restaurant located at the Honolulu International Airport. Revenues are reported gross of general excise taxes passed on to customers. General excise taxes collected from customers approximated $197,000 and $183,000 for the six months ended June 30, 2010 and 2009, respectively.
Income Taxes
For federal and state income tax purposes, Kona Brewing Company, Inc. and KBE file a consolidated income tax return. Separate partnership returns are filed for KB LLC.
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
In 2009, the Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740-10. FASB ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effect of applying FASB ASC 740-10 is to be reported as an adjustment to the opening balance of retained earnings in the year of adoption.
The Company recognizes the effect of a tax position only to the extent that the tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. Changes in the recognition or measurement of tax positions are reflected in the period in which the change of judgment occurs. Management has determined that there were no material uncertain tax positions requiring recognition or disclosure in the consolidated financial statements as of June 30, 2010 or for the period then ended.
The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2006.
Advertising and Promotion Costs
Advertising and promotion costs are charged to expense as incurred. The total amounts charged to advertising and promotion expense approximated $76,000 for each of the six months ended June 30, 2010 and 2009.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
Use of Estimates

The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles (“GAAP”) requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could vary from those estimates.

Fair Value Measurements

FASB ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. FASB ASC 820-10 established a fair value hierarchy that distinguishes between independent observable inputs and unobservable inputs used to measure fair value, as follows:
•	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2: Inputs other than quoted market prices included within Level 1 that are observable for an asset or liability, either directly or indirectly.

•	Level 3: Unobservable inputs for an asset or liability.
In 2009, the Company adopted the provisions of FASB ASC 820-10 related to nonfinancial assets and liabilities measured at fair value on a nonrecurring basis. As of June 30, 2010 and December 31, 2009, there were no nonfinancial assets or liabilities which were measured at fair value on a nonrecurring basis.

Subsequent Events

The Company has reviewed all events that have occurred from July 1, 2010 through November 23, 2010, the date that the consolidated financial statements were available for issuance, for proper accounting and disclosure in the consolidated financial statements.

On October 1, 2010, the Company was acquired by CBAI for $14.1 million in cash and stock, subject to adjustment. The acquisition was reported as a merger for income tax purposes. The operations of the Company are expected to continue under the new ownership.

2.	Inventory

Inventory was comprised of the following at June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009

Raw Materials	$84,996	$82,998
Work in Process	337,984	258,013
Finished Goods	203,626	428,794
Promotional merchandise	64,035	78,670
Pub food, beverages and supplies	24,052	29,045

	$714,693	$877,520

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
3.	Marketable Securities

The cost, gross unrealized gain, and fair value of the Company’s investment in CBAI’s common stock at June 30, 2010 and December 31, 2009 were as follows:

		Gross
		Unrealized	Fair
	Cost	Gain	Value

June 30, 2010
Equity securities	$150,000	$624,802	$774,802

December 31, 2009
Equity securities	$150,000	$254,234	$404,234

In accordance with GAAP, the Company measures the fair value of its investment in CBAI common stock based on quoted prices in an active market. Accordingly, the investment in marketable equity securities has been classified in Level 1 of the fair value hierarchy.

There were no gross realized gains or losses on the sale of equity securities during the six months ended June 30, 2010 or 2009.

4.	Property and Equipment

Property and equipment was comprised of the following at June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009

Buildings and improvements	$2,217,471	$2,172,061
Machinery and equipment	2,062,165	1,907,155
Furniture and fixtures	529,396	526,996

	4,809,032	4,606,212
Accumulated depreciation and amortization	(2,801,007)	(2,623,510)

	2,008,025	1,982,702
Construction in progress	1,122,853	289,635

	$3,130,878	$2,272,337

In December 2009, the Company entered into a contract for the procurement and installation of a photovoltaic cell system at the Company’s Kona brewery and pub. The total commitment was approximately $1,425,000, of which approximately $356,000 and $1,140,000 remained unpaid at June 30, 2010 and December 31, 2009, respectively. The photovoltaic cell system was placed into service in August 2010 with final payment made in September 2010.

5.	Notes Payable and Other Debt

The Company borrowed $1,068,384 and $284,902 at June 30, 2010 and December 31, 2009, respectively, under a promissory note payable (the “Affiliated Note”) to the Bill Healy Foundation (the “Foundation”), an affiliated entity. The annual interest rate under the Affiliated Note is fixed at 4.25%. Payments under the Affiliated Note are interest only through December 15, 2010 and

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
thereafter monthly principal and interest payments of $10,227, with any unpaid principal and accrued interest due December 21, 2014. The Affiliated Note is secured by a security interest in the photovoltaic cell system which was installed at the Company’s Kona pub and brewery in the third quarter of 2010. See discussion at Note 4.

The Affiliated Note provides for principal amounts totaling approximately $1,425,000, the estimated cost of the photovoltaic cell system. Any and all cash proceeds received from federal grants and state credits as an incentive for the installation of the photovoltaic cell system are required to be remitted to the lender as payment on the outstanding principal amounts of the Affiliated Note. In September 2010, the Company applied for a federal grant for approximately $402,000 under Section 1603, Division B, of the American Recovery and Reinvestment Act of 2009.

At June 30, 2010 and December 31, 2009, the Company had $500,000 and $100,000 lines of credit with First Hawaiian Bank (“First Hawaiian”). As of June 30, 2010 and December 31, 2009, there were no borrowings outstanding under the lines of credit. Both of the Company’s lines of credit with First Hawaiian expired on September 1, 2010 and were not renewed. The Company had a term loan with a fixed interest rate of 7.00% with First Hawaiian that was due February 16, 2014 that the Company paid off in 2009. There was no amount outstanding under the First Hawaiian term loan as of June 30, 2010 and December 31, 2009.

Principal maturities as of June 30, 2010 were as follows:

Years ending December 31,
2010	$—
2011	85,900
2012	92,500
2013	99,400
2014	790,600

$1,068,400

6.	Income Taxes

The income tax provisions for the six months ended June 30, 2010 and 2009 were comprised of the following:

	June 30,
	2010	2009
Federal income tax provision
Current	$4,100	$224,000
Deferred	165,800	(22,900)

State of Hawaii income tax provision
Current	32,000	31,000
Deferred	33,300	(4,600)

	$235,200	$227,500

The income tax provision for the six months ended June 30, 2010 and 2009 differed from the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010

	June 30,
	2010	2009
Computed “expected” income tax expense	$190,000	$281,000
State income taxes, net of federal income tax benefit	23,200	14,000
Effect of KB LLC noncontrolling interest	(12,700)	(42,000)
Other, net	34,700	(25,500)

	$235,200	$227,500

Gross deferred tax assets at June 30, 2010 and December 31, 2009 of approximately $181,000 and $226,000, respectively, were primarily attributable to differences between the basis in Kona Brewing Company’s investment in KB LLC, vacation expense, depreciation expense, and employee bonus expense recognized for financial statement and income tax reporting purposes. At June 30, 2010 and December 31, 2009, no valuation allowance was provided to reduce the deferred tax assets because in management’s opinion, it is more likely than not that the reported amounts of the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Gross deferred tax liabilities at June 30, 2010 of approximately $394,000 were attributable to employee bonus expense, prepaid expense, gain on sale of assets, and differences between unrealized holding gains on investments recognized for financial statement and income tax reporting purposes. Gross deferred tax liabilities at December 31, 2009 of approximately $98,000 were attributable to differences between unrealized holding gains on investments recognized for financial statement and income tax reporting purposes.

7.	Employee Benefit Plans

Defined Contribution Plan

The Company sponsors a defined contribution safe harbor 401(k)/Roth 401(k) plan for which all full-time employees with more than one year of service are eligible. The plan qualifies under Section 401(k) of the Internal Revenue Code. The Company matches up to 100% of the first three percent and 50% of the next two percent of employee contributions. Company contributions to the plan approximated $36,000 and $26,000 for the periods ended June 30, 2010 and 2009, respectively.

Management Incentive Plan

In 2008, the Company adopted a management incentive plan for certain key managers. Under the plan, the key managers were awarded a total of 77.32 shares of stock appreciation rights (“SARs”). The value of the SARs is based on the difference in the contractually calculated value of the Company’s share price at the measurement date and the grant date (July 1, 2008). The value of the Company’s share is determined annually and is calculated based on a defined formula included in the plan document. The SARs issued are subject to certain restrictions, including a three-year vesting period. At June 30, 2010 and December 31, 2009, the Company maintained a liability of

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010
approximately $74,600 and $69,300, respectively, associated with the management incentive plan. Expenses incurred in association with the management incentive plan approximated $5,200 and $38,000 for the six months ended June 30, 2010 and 2009, respectively. Such expenses pertain solely to the excess of the calculated value of the Company’s share price in comparison to the calculated share price at the measurement date.

8.	Lease Commitments

Operating Leases

The Company leases office space, the land underlying the Company’s brewery and pub in Kona, and the Oahu pub location under noncancelable operating leases expiring at various dates through 2020. Certain leases provide for escalation charges and contain renewal and purchase options. Rental expense on operating leases is recognized on a straight-line basis over the lease term. The difference between rental expense recognized for financial statement purposes and the actual amounts paid is recorded as deferred rent. Percentage rent associated with the Oahu pub lease is payable monthly based on 5% of gross sales, as defined in the lease agreement, less monthly minimum rent amounts. The Company also leases equipment under lease agreements accounted for as operating leases that expire at various dates through 2011.

Future minimum operating lease payments as of June 30, 2010 are as follows:

Years ending December 31,
2010	$174,000
2011	301,000
2012	301,000
2013	204,000
2014	174,000
Thereafter	1,095,000

$2,249,000

Minimum rental expense for the six months ended June 30, 2010 and 2009 approximated $245,000 and $226,000, respectively. Percentage rental expense for the six months ended June 30, 2010 and 2009, approximated $19,000 and $13,000, respectively.

The Company’s office space and the land underlying the brewery and pub in Kona are leased from an affiliated entity under operating leases that expire on various dates through 2020. Minimum rent paid for both six month periods ended June 30, 2010 and 2009 approximated $99,000.

Capital Leases

The Company leases equipment under lease agreements that expire at various dates through 2014. The Company has classified and recorded these lease agreements as capital leases.

At June 30, 2010 and December 31, 2009, assets under capital leases were included in property and equipment as follows:

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2010

	June 30,	December 31,
	2010	2009
Machinery and equipment	$58,629	$58,629
Less: Accumulated amortization	(33,336)	(27,013)

Net machinery and equipment under capital lease	$25,293	$31,616

Future minimum capital lease payments as of June 30, 2010 are as follows:

Years ending December 31,
2010	$7,000
2011	10,000
2012	9,000
2013	8,000
2014	4,000

Total minimum lease payments	38,000
Less: Amount representing interest at 4.25% and 5.50%	(3,000)

Present value of minimum lease payments	35,000
Current portion	11,000

Noncurrent portion	$24,000

9.	Alternating Proprietorship and Distribution Agreements with CBAI

KB LLC and CBAI operate under a number of contracts. Those contracts include alternating proprietorship, facility lease and service, distribution and contract brewing agreements.

In conjunction with an alternating proprietorship agreement, the Company produces a portion of its products at CBAI’s Oregon brewery under a brewery leasing arrangement. The Company pays a leasing fee based on the barrels it brews and packages at CBAI’s brewery and purchases raw materials from CBAI immediately prior to production.

Under the distribution agreement, the Company sells its products to CBAI, whether manufactured at the Company’s Hawaii brewery or CBAI’s brewery, which CBAI then sells and distributes to wholesalers. For the six months ended June 30, 2010 and 2009, the net sales resulting from transactions with CBAI approximated $8,528,000 and $8,149,000, respectively. For the six months ended June 30, 2010 and 2009, cost of operations resulting from transactions with CBAI approximated $6,272,000, and $5,331,000, respectively. Amounts due from CBAI at June 30, 2010 and December 31, 2009, approximated $3,220,000 and $2,221,000, respectively. Amounts owed to CBAI at June 30, 2010 and December 31, 2009, approximated $3,081,000 and $1,951,000, respectively.